United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

August 3, 2006
(Date of Report)

China 3C Group
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	000-28767 (Commission File Number)	88-0403070 (IRS Employer Identification No.)

368 HuShu Nan Road HangZhou City, Zhejiang Province, China (Address of principal executive offices)	310014 (Zip Code)

086-0571-88381700 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
Signature

Item 1.01.      Entry Into a Material Definitive Agreement.

        On August 3, 2006, China 3C Group (“CHCG”), Capital Future Development Limited (“CFDL”), Hangzhou Sanhe Electronic Technology Limited (“HSET”), and the shareholders of HSET (the “Shareholders”), entered into a Share Exchange Agreement (the “Agreement”) pursuant to which CFDL, the wholly own subsidiary of CHCG, will acquire 100% of HSET in a cash and stock transaction valued at approximately US$8.75 million.

Under the Merger Agreement, in exchange of surrendering all their ownership in HSET, the HSET Shareholders received both stock consideration and cash consideration. The stock consideration consisted of 915,751 newly issued shares of the Registrant’s common stock, which were divided proportionally among the HSET Shareholders in accordance with their respective ownership interests in HSET immediately before the completion of the Share Exchange Transaction. The cash consideration consisted of $5,000,000 in cash, again divided proportionally among the HSET Shareholders in accordance with their respective ownership interests in HSET immediately before the completion of the Share Exchange Transaction and payable no later than the first anniversary of the Merger Transaction. The obligation to pay the cash consideration is evidenced by two interest-free promissory notes between the Registrant and each of the HSET Shareholders. The form of the promissory note is attached as an exhibit to the Share Exchange Agreement.

        CHCG, CFDL, HSET and the Shareholders have made customary representations, warranties and covenants in the Agreement. Consummation of the transactions set forth in the Agreement are subject to certain conditions, including, among others, (i) absence of any law or order prohibiting the consummation of the Share Exchange; (ii) the continued accuracy of each party’s representations and warranties contained in the Agreement; and (iii) compliance with each party’s covenants. The Agreement contains certain termination rights for both CHCG, on the one hand, and HSET and the Shareholders, on the other hand.

Hangzhou Sanhe Electronic Technology, Ltd. is a home electronics retail chain in Eastern China. It has 200 retail stores in Shanghai City, Zhejiang Province and Jiangsu Province. The company specializes in the sell of home electronics, including DVD players, audio systems, speakers, televisions and air conditioners.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(a)     Financial Statements of Business Acquired.

          Not applicable.

(b)     Pro Forma Financial Information.

          Not applicable.

(c)     Exhibits.

2.1
Share Exchange Agreement, dated as of August 3, 2006, among China 3C Group, Capital Future Development Limited, Hangzhou Sanhe Electronic Technology Limited, and the shareholders of Hangzhou Sanhe Electronic Technology Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2006	China 3C Group

/s/ Xiang Ma
Xiang Ma
President

Exhibit 2.1